Exhibit 99.1

MFA

FINANCIAL, INC.

One Vanderbilt Ave.

New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

August 8, 2024		NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	H/Advisors Abernathy
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces Second Quarter 2024 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the second quarter ended June 30, 2024:

•	MFA generated GAAP net income for the second quarter of $33.7 million, or $0.32 per basic and diluted common share.

•	Distributable earnings, a non-GAAP financial measure, were $45.6 million, or $0.44 per basic common share. MFA paid a regular cash dividend of $0.35 per common share on July 31, 2024.

•	GAAP book value at June 30, 2024 was $13.80 per common share. Economic book value, a non-GAAP financial measure, was $14.34 per common share.

•	Total economic return was 2.6% for the second quarter.

•	Net interest spread averaged 2.16% and net interest margin was 3.01%.

•	MFA closed the quarter with unrestricted cash of $289.4 million.

Commenting on the quarter, Craig Knutson, MFA’s CEO and President, stated: “We are pleased to announce strong results for what was yet another volatile quarter in the fixed income and mortgage markets. We generated Distributable earnings of $0.44 per share and our Economic book value rose to $14.34 per share. We continued to execute our strategy of acquiring residential mortgage assets at attractive levels. During the quarter, we purchased or originated $688 million residential mortgage loans with an average coupon of 9.6%. We also added $176 million of Agency MBS.”

Mr. Knutson continued: “On the liability side, we repaid the remaining $170 million balance of our maturing convertible notes and issued $75 million of 9.00% senior unsecured notes due in August 2029. We completed two securitizations collateralized by $557 million of Non-QM and Transitional loans. We also securitized $303 million of primarily re-performing loans subsequent to quarter-end. Finally, we once again benefited from our $3.3 billion interest rate swap position, which generated a net positive carry of $29 million.”

Q2 2024 Portfolio Activity

•	Loan acquisitions were $688.2 million, including $422.1 million of funded originations of business purpose loans (including draws on Transitional loans) and $266.1 million of Non-QM loan acquisitions, bringing MFA’s residential whole loan balance to $9.2 billion.

•	Lima One funded $270.0 million of new business purpose loans with a maximum loan amount of $412.3 million. Further, $152.2 million of draws were funded on previously originated Transitional loans. Lima One generated $7.6 million of origination, servicing, and other fee income.

•	MFA added $175.5 million of Agency MBS during the quarter, bringing its total Securities portfolio to $863.3 million.

•	Asset dispositions included $12.4 million UPB of single-family rental (SFR) loans and $26.9 million of MSR-related securities. MFA also continued to reduce its REO portfolio, selling 63 properties in the second quarter for aggregate proceeds of $25.6 million.

•	60+ day delinquencies (measured as a percentage of UPB) for MFA’s residential loan portfolio declined to 6.5% from 6.9% in the first quarter.

•	MFA completed two loan securitizations during the quarter, collateralized by $365.2 million UPB of Non-QM loans and $191.8 million UPB of Transitional loans, bringing its total securitized debt to approximately $5.0 billion.

•	MFA increased its position in interest rate swaps to a notional amount of approximately $3.3 billion. At June 30, 2024, these swaps had a weighted average fixed pay interest rate of 1.92% and a weighted average variable receive interest rate of 5.33%.

•	MFA estimates the net effective duration of its investment portfolio at June 30, 2024 rose to 1.12 from 0.98 at March 31, 2024.

•	MFA’s Debt/Net Equity Ratio was 4.7x and recourse leverage was 1.7x at June 30, 2024.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Thursday, August 8, 2024, at 10:00 a.m. (Eastern Time) to discuss its second quarter 2024 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in residential mortgage loans, residential mortgage-backed securities and other real estate assets. Through its wholly-owned subsidiary, Lima One Capital, MFA also originates and services business purpose loans for real estate investors. MFA has distributed $4.7 billion in dividends to stockholders since its initial public offering in 1998. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of June 30, 2024, and the second quarter 2024 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At June 30, 2024	Business purpose loans (1)	Non-QM loans	Legacy RPL/NPL loans	Securities, at fair value	Other, net (2)	Total
(Dollars in Millions)
Asset Amount	$4,016	$3,994	$1,123	$863	$778	$10,774
Financing Agreements with Non-mark-to-market Collateral Provisions	(931)	—	—	—	—	(931)
Financing Agreements with Mark-to-market Collateral Provisions	(651)	(796)	(479)	(731)	(72)	(2,729)
Securitized Debt	(1,843)	(2,747)	(457)	—	(1)	(5,048)
Senior Notes	—	—	—	—	(183)	(183)
Net Equity Allocated	$591	$451	$187	$132	$522	$1,883
Debt/Net Equity Ratio (3)	5.8	x	7.9	x	5.0	x	5.5	x	4.7	x

For the Quarter Ended June 30, 2024
Yield on Average Interest Earning Assets (4)	7.99%	5.49%	8.72%	7.03%	6.79%
Less Average Cost of Funds (5)	(5.80)	(3.55)	(3.70)	(3.84)	(4.63)
Net Interest Rate Spread	2.19%	1.94%	5.02%	3.19%	2.16%

(1)	Includes $1.2 billion of Single-family transitional loans, $1.2 billion of Multifamily transitional loans and $1.6 billion of Single-family rental loans.
(2)	Includes $289.4 million of cash and cash equivalents, $252.0 million of restricted cash, $53.4 million of Other loans and $18.3 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(3)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.
(4)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At June 30, 2024, the amortized cost of our Securities, at fair value, was $846.8 million. In addition, the yield for residential whole loans was 6.91%, net of one basis point of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.
(5)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes, 8.875% Senior Notes, 9.00% Senior Notes, and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended June 30, 2024, this decreased the overall funding cost by 127 basis points for our overall portfolio, 128 basis points for our Residential whole loans, 92 basis points for our Business purpose loans, 163 basis points for our Non-QM loans, 107 basis points for our Legacy RPL/NPL loans and 190 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended June 30, 2024:

Table 2 - Investment Portfolio Activity Q2 2024

(In Millions)	March 31, 2024	Runoff (1)	Acquisitions (2)	Other (3)	June 30, 2024	Change
Residential whole loans and REO	$9,225	$(624)	$688	$5	$9,294	$69
Securities, at fair value	737	(19)	176	(31)	863	126
Totals	$9,962	$(643)	$864	$(26)	$10,157	$195

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes sales, changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans:

Table 3 - Portfolio Composition/Residential Whole Loans

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023	June 30, 2024	December 31, 2023
Business purpose loans:
Single-family transitional loans (1)	$27,857	$35,467	$1,190,699	$1,157,732	$1,218,556	$1,193,199
Multifamily transitional loans	—	—	1,155,198	1,168,297	1,155,198	1,168,297
Single-family rental loans	129,471	172,213	1,514,219	1,462,583	1,643,690	1,634,796
Total Business purpose loans	$157,328	$207,680	$3,860,116	$3,788,612	$4,017,444	$3,996,292
Non-QM loans	791,746	843,884	3,203,845	2,961,693	3,995,591	3,805,577
Legacy RPL/NPL loans	477,826	498,671	655,230	705,424	1,133,056	1,204,095
Other loans	—	—	53,416	55,779	53,416	55,779
Allowance for Credit Losses	(13,271)	(20,451)	—	—	(13,271)	(20,451)
Total Residential whole loans	$1,413,629	$1,529,784	$7,772,607	$7,511,508	$9,186,236	$9,041,292
Number of loans	5,973	6,326	19,848	19,075	25,821	25,401

(1)	Includes $476.9 million and $471.1 million of loans collateralized by new construction projects at origination as of June 30, 2024 and December 31, 2023, respectively.

Table 4 - Yields and Average Balances/Residential Whole Loans

	For the Three-Month Period Ended
	June 30, 2024			March 31, 2024			June 30, 2023
(Dollars in Thousands)	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Business purpose loans:
Single-family transitional loans	$30,242	$1,241,300	9.75%	$28,018	$1,239,558	9.04%	$18,749	$885,057	8.47%
Multifamily transitional loans	25,291	1,213,450	8.34%	25,198	1,209,393	8.33%	13,872	769,528	7.21%
Single-family rental loans	27,564	1,703,334	6.47%	27,102	1,746,058	6.21%	23,141	1,587,636	5.83%
Total business purpose loans	$83,097	$4,158,084	7.99%	$80,318	$4,195,009	7.66%	$55,762	$3,242,221	6.88%
Non-QM loans	58,749	4,280,761	5.49%	55,861	4,149,257	5.39%	45,518	3,879,175	4.69%
Legacy RPL/NPL loans	23,346	1,070,629	8.72%	20,969	1,100,553	7.62%	26,250	1,208,036	8.69%
Other loans	525	67,771	3.10%	517	68,490	3.02%	518	72,875	2.84%
Total Residential whole loans	$165,717	$9,577,245	6.92%	$157,665	$9,513,309	6.63%	$128,048	$8,402,307	6.10%

Table 5 - Net Interest Spread/Residential Whole Loans

	For the Three-Month Period Ended
	June 30, 2024	March 31, 2024	June 30, 2023
Business purpose loans
Net Yield (1)	7.99%	7.66%	6.88%
Cost of Funding (2)	5.80%	5.67%	5.01%
Net Interest Spread	2.19%	1.99%	1.87%

Non-QM loans
Net Yield (1)	5.49%	5.39%	4.69%
Cost of Funding (2)	3.55%	3.44%	3.07%
Net Interest Spread	1.94%	1.95%	1.62%

Legacy RPL/NPL loans
Net Yield (1)	8.72%	7.62%	8.69%
Cost of Funding (2)	3.70%	3.44%	2.96%
Net Interest Spread	5.02%	4.18%	5.73%

Total Residential whole loans
Net Yield (1)	6.92%	6.63%	6.10%
Cost of Funding (2)	4.54%	4.43%	3.83%
Net Interest Spread	2.38%	2.20%	2.27%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended June 30, 2024, this decreased the overall funding cost by 128 basis points for our Residential whole loans, 92 basis points for our Business purpose loans, 163 basis points for our Non-QM loans, and 107 basis points for our Legacy RPL/NPL loans. For the quarter ended March 31, 2024, this decreased the overall funding cost by 132 basis points for our Residential whole loans, 227 basis points for our Business purpose loans, 168 basis points for our Non-QM loans, and 238 basis points for our Legacy RPL/NPL loans. For the quarter ended June 30, 2023, this decreased the overall funding cost by 144 basis points for our Residential whole loans, 222 basis points for our Business purpose loans, 175 basis points for our Non-QM loans, and 297 basis points for our Legacy RPL/NPL loans.

Table 6 - Credit-related Metrics/Residential Whole Loans

June 30, 2024

					Weighted
			Unpaid	Weighted	Average	Weighted	Weighted
			Principal	Average	Term to	Average	Average	Aging by UPB				60+	60+
(Dollars	Asset	Fair	Balance	Coupon	Maturity	LTV	Original		Past Due Days			DQ	LTV
In Thousands)	Amount	Value	(“UPB”)	(1)	(Months)	Ratio (2)	FICO (3)	Current	30-59	60-89	90+	%	(4)
Business purpose loans:
Single-family transitional (4)	$1,217,255	$1,217,599	$1,226,736	10.39%	6	67%	748	$1,100,554	$20,416	$8,837	$96,929	8.6%	87%
Multifamily transitional (4)	1,155,198	1,155,198	1,184,613	8.87%	11	66%	748	1,097,323	33,188	15,544	38,558	4.6%	69%
Single-family rental	1,643,081	1,642,760	1,712,879	6.62%	330	69%	739	1,637,918	12,197	4,627	58,137	3.7%	112%
Total Business purpose loans	$4,015,534	$4,015,557	$4,124,228	8.39%		68%		$3,835,795	$65,801	$29,008	$193,624	5.4%
Non-QM loans	3,994,236	3,949,676	4,183,917	6.16%	341	64%	735	3,975,323	82,676	34,121	91,797	3.0%	62%
Legacy RPL/NPL loans	1,123,050	1,140,736	1,284,232	5.12%	257	56%	647	874,319	134,000	43,974	231,939	21.5%	64%
Other loans	53,416	53,416	65,671	3.44%	326	66%	758	65,671	—	—	—	—%	—%
Residential whole loans, total or weighted average	$9,186,236	$9,159,385	$9,658,048	6.98%		64%		$8,751,108	$282,477	$107,103	$517,360	6.5%

(1)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(2)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful. 60+ LTV has been calculated on a consistent basis.
(3)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.
(4)	For Single-family and Multifamily transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. At June 30, 2024, for certain Single-family and Multifamily Transitional loans totaling $467.2 million and $498.7 million, respectively, an after repaired valuation was not available. For these loans, the weighted average LTV is calculated based on the current unpaid principal balance and the as-is value of the collateral securing the related loan.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on the value of our portfolio, including the impact of Swaps and securitized debt, based on the assets in our investment portfolio at June 30, 2024. Changes in portfolio value are measured as the percentage change when comparing the projected portfolio value to the base interest rate scenario at June 30, 2024.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Total Stockholders’ Equity
+100 Basis Point Increase	(1.37)%	(7.96)%
+ 50 Basis Point Increase	(0.62)%	(3.62)%
Actual at June 30, 2024	—%	—%
- 50 Basis Point Decrease	0.50%	2.90%
-100 Basis Point Decrease	0.87%	5.08%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	June 30, 2024	December 31, 2023
	(unaudited)
Assets:
Residential whole loans, net ($7,772,607 and $7,511,508 held at fair value, respectively) (1)	$9,186,236	$9,041,292
Securities, at fair value	863,289	746,090
Cash and cash equivalents	289,412	318,000
Restricted cash	252,015	170,211
Other assets	485,973	497,097
Total Assets	$11,076,925	$10,772,690

Liabilities:
Financing agreements ($5,082,181 and $4,633,660 held at fair value, respectively)	$8,891,042	$8,536,745
Other liabilities	302,641	336,030
Total Liabilities	$9,193,683	$8,872,775

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 102,083 and 101,916 shares issued and outstanding, respectively	1,021	1,019
Additional paid-in capital, in excess of par	3,707,886	3,698,767
Accumulated deficit	(1,843,507)	(1,817,759)
Accumulated other comprehensive income	17,652	17,698
Total Stockholders’ Equity	$1,883,242	$1,899,915
Total Liabilities and Stockholders’ Equity	$11,076,925	$10,772,690

(1)	Includes approximately $6.0 billion and $5.7 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at June 30, 2024 and December 31, 2023, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
(In Thousands, Except Per Share Amounts)	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$165,717	$128,048	$323,382	$247,558
Securities, at fair value	13,629	9,948	26,621	17,256
Other interest-earning assets	1,177	2,622	2,340	4,973
Cash and cash equivalent investments	6,308	3,732	11,319	6,768
Interest Income	$186,831	$144,350	$363,662	$276,555

Interest Expense:
Asset-backed and other collateralized financing arrangements	$126,755	$95,884	$250,197	$184,764
Other interest expense	6,587	3,961	12,162	7,917
Interest Expense	$133,342	$99,845	$262,359	$192,681

Net Interest Income	$53,489	$44,505	$101,303	$83,874

Reversal/(Provision) for Credit Losses on Residential Whole Loans	$1,079	$(294)	$1,539	$(281)
Reversal/(Provision) for Credit Losses on Other Assets	(26)	—	(1,135)	—
Net Interest Income after Reversal/(Provision) for Credit Losses	$54,542	$44,211	$101,707	$83,593

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	$16,430	$(130,703)	$4,917	$(1,529)
Impairment and other net gain/(loss) on securities and other portfolio investments	(2,842)	(4,569)	(7,618)	(1,638)
Net gain/(loss) on real estate owned	1,880	2,153	2,871	6,095
Net gain/(loss) on derivatives used for risk management purposes	16,087	60,451	66,028	39,243
Net gain/(loss) on securitized debt measured at fair value through earnings	(10,642)	27,394	(33,104)	(24,331)
Lima One - origination, servicing and other fee income	7,619	11,477	15,547	20,453
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	418	—
Other, net	1,317	5,492	3,192	8,506
Other Income/(Loss), net	$29,849	$(28,305)	$52,251	$46,799

Operating and Other Expense:
Compensation and benefits	$21,747	$21,771	$47,215	$42,401
Other general and administrative expense	10,835	11,522	22,830	21,199
Loan servicing, financing and other related costs	8,717	7,598	15,759	17,137
Amortization of intangible assets	800	1,300	1,600	2,600
Operating and Other Expense	$42,099	$42,191	$87,404	$83,337

Income/(loss) before income taxes	$42,292	$(26,285)	$66,554	$47,055
Provision for/(benefit from) income taxes	$346	$(357)	$1,395	$199
Net Income/(Loss)	$41,946	$(25,928)	$65,159	$46,856
Less Preferred Stock Dividend Requirement	$8,218	$8,218	$16,437	$16,437
Net Income/(Loss) Available to Common Stock and Participating Securities	$33,728	$(34,146)	$48,722	$30,419

Basic Earnings/(Loss) per Common Share	$0.32	$(0.34)	$0.47	$0.30
Diluted Earnings/(Loss) per Common Share	$0.32	$(0.34)	$0.46	$0.29

Segment Reporting

At June 30, 2024, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(In Thousands)	Mortgage-Related Assets	Lima One	Corporate	Total
Three months ended June 30, 2024
Interest Income	$101,216	$81,780	$3,835	$186,831
Interest Expense	70,009	56,746	6,587	133,342
Net Interest Income/(Expense)	$31,207	$25,034	$(2,752)	$53,489
Reversal/(Provision) for Credit Losses on Residential Whole Loans	1,079	—	—	1,079
Reversal/(Provision) for Credit Losses on Other Assets	(26)	—	—	(26)
Net Interest Income/(Expense) after Reversal/(Provision) for Credit Losses	$32,260	$25,034	$(2,752)	$54,542

Net gain/(loss) on residential whole loans measured at fair value through earnings	$28,474	$(12,044)	$—	$16,430
Impairment and other net gain/(loss) on securities and other portfolio investments	(1,358)	—	(1,484)	(2,842)
Net gain on real estate owned	2,167	(287)	—	1,880
Net gain/(loss) on derivatives used for risk management purposes	11,296	4,791	—	16,087
Net gain/(loss) on securitized debt measured at fair value through earnings	(6,620)	(4,022)	—	(10,642)
Lima One - origination, servicing and other fee income	—	7,619	—	7,619
Net realized gain/(loss) on residential whole loans held at carrying value	—	—	—	—
Other, net	(85)	914	488	1,317
Other Income/(Loss), net	$33,874	$(3,029)	$(996)	$29,849

Compensation and benefits	$—	$10,765	$10,982	$21,747
Other general and administrative expense	115	4,936	5,784	10,835
Loan servicing, financing and other related costs	4,796	615	3,306	8,717
Amortization of intangible assets	—	800	—	800
Income/(loss) before income taxes	$61,223	$4,889	$(23,820)	$42,292
Provision for/(benefit from) income taxes	$—	$—	$346	$346
Net Income/(Loss)	$61,223	$4,889	$(24,166)	$41,946

Less Preferred Stock Dividend Requirement	$—	$—	$8,218	$8,218
Net Income/(Loss) Available to Common Stock and Participating Securities	$61,223	$4,889	$(32,384)	$33,728

(Dollars in Thousands)	Mortgage-Related Assets	Lima One	Corporate	Total
June 30, 2024
Total Assets	$6,575,888	$4,167,768	$333,269	$11,076,925

December 31, 2023
Total Assets	$6,370,237	$4,000,932	$401,521	$10,772,690

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. The transaction costs are primarily comprised of costs only incurred at the time of execution of our securitizations and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of our securitizations and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from distributable earnings. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$33,614	$14,827	$81,527	$(64,657)	$(34,146)
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(16,430)	11,513	(224,272)	132,894	130,703
Securities held at fair value	4,026	4,776	(21,371)	13,439	3,698
Residential whole loans and securities at carrying value	(2,668)	(418)	332	—	—
Interest rate swaps	10,237	(23,182)	97,400	(9,433)	(37,018)
Securitized debt held at fair value	7,597	20,169	108,693	(40,229)	(30,908)
Investments in loan origination partners	1,484	—	254	722	872
Expense items:
Amortization of intangible assets	800	800	800	800	1,300
Equity based compensation	3,899	6,243	3,635	4,447	3,932
Securitization-related transaction costs	3,009	1,340	2,702	3,217	2,071
Total adjustments	11,954	21,241	(31,827)	105,857	74,650
Distributable earnings	$45,568	$36,068	$49,700	$41,200	$40,504

GAAP earnings/(loss) per basic common share	$0.32	$0.14	$0.80	$(0.64)	$(0.34)
Distributable earnings per basic common share	$0.44	$0.35	$0.49	$0.40	$0.40
Weighted average common shares for basic earnings per share	103,446	103,175	102,266	102,255	102,186

The following table presents our non-GAAP Distributable earnings by segment for the quarterly periods below:

(In Thousands)	Mortgage-Related Assets	Lima One	Corporate	Total
Three months ended June 30, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$61,223	$4,876	$(32,485)	$33,614
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(28,474)	12,044	—	(16,430)
Securities held at fair value	4,026	—	—	4,026
Residential whole loans and securities at carrying value	(2,668)	—	—	(2,668)
Interest rate swaps	7,863	2,374	—	10,237
Securitized debt held at fair value	4,179	3,418	—	7,597
Investments in loan origination partners	—	—	1,484	1,484
Expense items:
Amortization of intangible assets	—	800	—	800
Equity based compensation	—	279	3,620	3,899
Securitization-related transaction costs	(197)	—	3,206	3,009
Total adjustments	$(15,271)	$18,915	$8,310	$11,954
Distributable earnings	$45,952	$23,791	$(24,175)	$45,568

(In Thousands)	Mortgage-Related Assets	Lima One	Corporate	Total
Three Months Ended March 31, 2024
GAAP Net income/(loss) used in the calculation of basic EPS	$36,363	$10,655	$(32,191)	$14,827
Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	8,699	2,814	—	11,513
Securities held at fair value	4,776	—	—	4,776
Residential whole loans and securities at carrying value	(418)	—	—	(418)
Interest rate swaps	(17,068)	(6,114)	—	(23,182)
Securitized debt held at fair value	9,591	10,578	—	20,169
Investments in loan origination partners	—	—	—	—
Expense items:
Amortization of intangible assets	—	800	—	800
Equity based compensation	—	261	5,982	6,243
Securitization-related transaction costs	197	—	1,143	1,340
Total adjustments	$5,777	$8,339	$7,125	$21,241
Distributable earnings	$42,140	$18,994	$(25,066)	$36,068

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
GAAP Total Stockholders’ Equity	$1,883.2	$1,884.2	$1,899.9	$1,848.5	$1,944.8
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,408.2	1,409.2	1,424.9	1,373.5	1,469.8
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(26.8)	(35.4)	(35.6)	(85.3)	(58.3)
Fair value adjustment to Securitized debt, at carrying value	82.3	88.4	95.6	122.5	129.8
Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,463.7	$1,462.2	$1,484.9	$1,410.7	$1,541.3
GAAP book value per common share	$13.80	$13.80	$13.98	$13.48	$14.42
Economic book value per common share	$14.34	$14.32	$14.57	$13.84	$15.12
Number of shares of common stock outstanding	102.1	102.1	101.9	101.9	101.9

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, industry competition, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates and loss severities on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.